                                6,000,000 Shares(1)

                             Majesco Holdings, Inc.

                                  Common Stock

                               ($0.001 Par Value)

                          EQUITY UNDERWRITING AGREEMENT

                                                                January __, 2005

RBC Capital Markets Corporation
JMP Securities LLC
Harris Nesbitt Corp.
Wedbush Morgan Securities Inc.
As the Representatives of the
      several underwriters named in Schedule I hereto
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404

Ladies and Gentlemen:

         Majesco Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company designated in Schedule II hereto as selling stockholders (the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I (the "Underwriters") hereto for whom you are acting as representatives (the "Representatives") an aggregate of 6,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "Firm
Shares"), of which 3,682,176 shares will be sold by the Company and 2,317,824 shares will be sold by the Selling Stockholders. The respective amounts of the
Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Principal Stockholders (as defined herein) also propose to sell at the Underwriters' option an aggregate of up to 900,000 additional shares of the Company's Common Stock (the "Option Shares") as set
forth below.

----------------
(1)  Plus an option to purchase up to 900,000 additional shares to cover over-allotments.

         As the Representatives, you have advised the Company, the Selling
Stockholders and the Principal Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule
I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several
Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1.A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              The Company represents and warrants to each of the Underwriters as follows:

              (a) A registration statement on Form S-1 (File No. 333-120103)
with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the
Rules and Regulations (the "Rules and Regulations") of the Securities and
Exchange Commission (the "Commission") thereunder and has been filed with the
Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and
Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the
Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

              (b) The Commission has not issued an order preventing or
suspending the use of any Prospectus relating to the proposed offering of the
Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The
Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances

under which they were made, not misleading; provided, however, that neither the
Company nor the Principal Stockholders make any representations or warranties as to information contained in or omitted from the Registration Statement or the
Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration
Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  Each document filed by the Company within the past twenty four
(24) months pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), when it was filed with the Commission, complied in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and no such document contained an untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein not misleading; and further documents so filed when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and no such document will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) This Agreement has been duly authorized, executed and
delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the
Shares as contemplated by this Agreement.

                  (d) The Company has been duly organized and is validly
existing as a corporation in good standing under the laws of the State of
Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). The outstanding shares of capital stock of each of

the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (e) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and issued in accordance with all applicable securities laws; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of Shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the
Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                  (f) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. No holders of securities of the
Company have rights to the registration of such securities under the
Registration Statement that have not been complied with or waived.

                  (g) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (h) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the
Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the
Company.

                  (i) The Company maintains a system of internal accounting
controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (j) Goldstein Golub Kessler, LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration
Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

                  (k) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the
Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might have a
Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the
Prospectus.

                  (l) No labor problem or dispute with the employees of the
Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

                  (m) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements
(or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration
Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration
Statement and the Prospectus.

                  (n) The Company and the Subsidiaries have filed all Federal,
State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

                  (o) Since the respective dates as of which information is
given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a
Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the
Prospectus, as it may be amended or supplemented. The Company and the
Subsidiaries have no material obligations, contingent or otherwise, that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

                  (p) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default (i) in any respect under its Certificate of Incorporation ("Charter") or
By-Laws or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default under this clause (ii) has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or
By-Laws of the Company or any law, order, rule or regulation applicable to the
Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (q) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the
Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (r) The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit. None of the Permits contains any restriction that is materially burdensome on the Company or any of its Subsidiaries.

                  (s) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the
Registration Statement.

                  (t) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the
Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares in accordance with Regulation M under the Exchange Act.

                  (u) Neither the Company nor any of the Subsidiaries is an
"investment company" within the meaning of such term under the Investment
Company Act of 1940, and the rules and regulations of the Commission thereunder.

                  (v) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the
Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

                  (w) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security
Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal
Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the
Company would have any liability that is intended to be qualified under Section
401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (x) [Intentionally Omitted.]

                  (y) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (z) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

                  (aa) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration
Statement or the Prospectus, or filed as an exhibit to the Registration
Statement, and no such termination has been threatened by the Company, any
Subsidiary or any other party to any such contract or agreement.

                  (bb) Neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws"). Neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material
Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (cc) No payments or inducements have been made or given,
directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt
Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

                  (dd) The Company and each of the Subsidiaries owns, licenses, or otherwise has rights in all Unites States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration

Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as specifically described in the Registration Statement or the Prospectus, (i) no
third parties have obtained rights to any such Intellectual Property from the
Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual
Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any
Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the
Company's knowledge, threatened action, suit, proceeding or claim by others that the Company any of the Subsidiaries, or any of the Company's or its
Subsidiaries' products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the
Company is unaware of any facts which would form a basis for any such claim;
(vi) to the Company's knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of the
Subsidiaries or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company or any of the Subsidiaries invalid or any patent application held by the Company or any of the Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (viii)
neither Company nor its Subsidiaries have committed any act or omitted to undertake any act the effect of such commission or omission would render the
Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement or misappropriation by others of Intellectual Property. Schedule III lists all of the issued patents in which the Company or any of the Subsidiaries has rights.

                  (ee) The conduct of business by the Company and each of the
Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws")
applicable to its business. Neither the Company nor any of the Subsidiaries has
received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

                  (ff) Any statistical and market-related data included in the
Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be

reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                  (gg) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

                  (hh) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

                  (ii) The Company has established and maintains disclosure
controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal accounting officer by others within those entities, particularly within the periods in which the periodic reports of the Company required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

                  (jj) Based on the evaluation of its internal control over
financial reporting, the Company is not aware of (i) any significant deficiency or weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely effect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                  (kk) There are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures or capital resources.

                  (ll) The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2)
of the Rules of the NASD (the "NASD Rules") and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of Rule
4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

                  (mm) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on

                                       10

the other hand, which is required to be described in the Prospectus and which is not so described. The Company has not, directly or indirectly, including through any Subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of the
Sarbanes-Oxley Act of 2002 the ("Sarbanes-Oxley Act").

                  (nn) The Company is in compliance with all presently
applicable provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the
Sarbanes-Oxley Act upon the effectiveness of such provisions.

         1.B. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS.
Morris Sutton, Jesse Sutton, Joseph Sutton and Adam Sutton (the "Suttons",
collectively, the "Principal Stockholders"), jointly and severally, represent and warrant to each of the Underwriters as follows:

                  (a) The Principal Stockholders have no reason to believe that the representations and warranties of the Company set forth in Section 1.A(b)
hereof are not true and correct.

                  (b) This Agreement has been duly authorized, executed and
delivered by the Principal Stockholders, and constitutes a valid, legal, and binding obligation of the Principal Stockholders, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Principal
Stockholders have full power and authority to enter into this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS AND
PRINCIPAL STOCKHOLDERS.

                  Each of the Selling Stockholders, and the Principal
Stockholders with respect to the Option Shares to be sold by the Principal
Stockholders on the Option Closing Date, if any, severally and not jointly represents and warrants to each of the Underwriters solely as to itself that:

                  (a) Such Selling Stockholder or Principal Stockholder has, and
on the Closing Date, and, with respect to the Principal Stockholder, the Option
Closing Date, if any, will have good and marketable title to the Firm Shares, and with respect to the Principal Stockholder, the Option Shares, to be sold by such Selling Stockholder or Principal Stockholder, free and clear of any liens, encumbrances, equities and claims (except for encumbrances arising under (i)
this Agreement; (ii) the Custody Agreement signed by such Selling Stockholder or
Principal Stockholder and American Stock Transfer & Trust Company, as custodian
(the "Custodian") (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders and Principal
Stockholders, the "Custody Agreements"); and (iii) the Power of Attorney
relating to the transactions contemplated hereby and by the Registration
Statements (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders and Principal
Stockholders, the "Powers of Attorney")); such Selling Stockholder or Principal
Stockholder has the legal right, power and authority to enter into this
Agreement and

                                       11

the Custody Agreement and the Power of Attorney signed by such Selling
Stockholder or Principal Stockholder and to sell, transfer and deliver the Firm
Shares or Option Shares to be sold by such Selling Stockholder or Principal
Stockholder, respectively.

                  (b) Such Selling Stockholder or Principal Stockholder has
placed, or has caused its attorney in fact to place, in custody under the
Custody Agreement for delivery under this Agreement certificates in negotiable form, and/or a warrant together with a notice of exercise for the warrant, representing or convertible into or exercisable for the Shares to be sold by the
Selling Stockholder or Principal Stockholder hereunder.

                  (c) Such Selling Stockholder or Principal Stockholder has duly and irrevocably executed and delivered the Power of Attorney appointing Jan E.
Chason and Adam S. Sultan, and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other actions as set forth therein to effect the sale of the Shares to be sold by such
Selling Stockholder or Principal Stockholder pursuant to the Registration
Statement.

                  (d) The Custody Agreement and the Power of Attorney signed by such Selling Stockholder or Principal Stockholder have been duly authorized, executed and delivered by such Selling Stockholder or Principal Stockholder and are valid and binding agreements of such Selling Stockholder or Principal
Stockholder, enforceable against such Selling Stockholder or Principal
Stockholder in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and subject to general principles of equity.

                  (e) Upon delivery to the Underwriters of certificates
representing the Firm Shares to be sold by such Selling Stockholder or Option
Shares to be sold by such Principal Stockholder, each endorsed to the
Underwriters or in blank, by an effective endorsement and payable therefore by the Underwriters pursuant to this Agreement, the Underwriters will, assuming the
Underwriters do not have notice of any adverse claims thereof, acquire the
Shares to be sold by the Selling Stockholder or Principal Stockholder free and clear of adverse claims, as defined in Section 8-102 of the New York Uniform
Commercial Code (the "UCC").

                  (f) The execution and delivery by such Selling Stockholder or
Principal Stockholder of, and the performance of such Selling Stockholder or
Principal Stockholder of its obligations under, this Agreement and the Power of
Attorney and the Custody Agreement signed by such Selling Stockholder or
Principal Stockholder will not contravene (i) any provision of applicable law applicable to the Selling Stockholder or Principal Stockholder, as the case may be, or (ii) the organizational documents of such Selling Stockholder or
Principal Stockholder (if such Selling Stockholder or Principal Stockholder is other than a natural person), or (iii) any agreement or other instrument binding upon such Selling Stockholder or Principal Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over

                                       12

such Selling Stockholder or Principal Stockholder, except in the case of clauses
(i) or (iii) for such contraventions as would not have an adverse effect on the transactions contemplated by this Agreement or the Underwriters in connection with this Agreement, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder or Principal Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney signed by such Selling Stockholder or Principal Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (g) Such Selling Stockholder or Principal Stockholder has not
taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the
Company in violation of applicable law and, other than as permitted by the Act, the Selling Stockholder or Principal Stockholder will not distribute any prospectus or other offering material in connection with the offering of the
Shares.

                  (h) The information pertaining to such Selling Stockholder
(name, number of shares and the related footnotes to the table insofar as such information relates to such Selling Stockholder) and contained in the Prospectus under the caption "Selling Stockholder" is the only information furnished in writing by such Selling Stockholder for use in the Prospectus and such information is complete and accurate in all material respects.

           3.     PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and
covenants herein contained, and subject to the conditions herein set forth, the
Company and the Selling Stockholders (collectively, the "Sellers") agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ [net price] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 11 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

                  (b) Certificates in negotiable form, and/or a warrant together with a notice of exercise for the warrant representing or convertible into or exercisable for the total number of the Shares to be sold hereunder by the
Selling Stockholders or Principal Stockholders have been placed in custody with the Custodian pursuant to the Custody Agreement executed by each Selling
Stockholder and Principal Stockholder for delivery of all Firm Shares and any
Option Shares to be sold hereunder by the Selling Stockholders and Principal
Stockholders, respectively. The Shares to be sold by the Selling Stockholders and Principal Stockholders are subject to the Powers of Attorney and the Custody
Agreements and the interests of the several Underwriters under this Agreement, and the obligations and authorizations of the Selling Stockholders and

                                       13

Principal Stockholders are irrevocable and shall not be terminated by any act of the Selling Stockholders or Principal Stockholders (except as set forth in the
Custody Agreements and Powers of Attorney) or by operation of law, whether by the death, disability, incapacity, liquidation or dissolution of a Selling
Stockholder or Principal Stockholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which a Selling Stockholder or Principal Stockholder is acting as a fiduciary or fiduciaries), and if after the execution hereof a Selling Stockholder or
Principal Stockholder shall die or become disabled or incapacitated or is liquidated or dissolved, or if any other event or events shall occur before the delivery of such Shares hereunder to the Representatives the Shares shall be delivered to the Representatives in accordance with the terms and conditions of the Custody Agreements, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

                  (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the
Underwriters. Such payment and delivery are to be made through the facilities of
The Depository Trust Company ("DTC") at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

                  (d) In addition, on the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Principal Stockholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company, the Attorney-in-Fact, and the Custodian setting forth the number of
Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The maximum number of Option Shares to be sold by the Company shall be 540,000 shares, and the maximum number of Option Shares to be sold by the Principal Stockholders, in the aggregate, shall be 360,000, with the maximum number to be sold per
Principal Stockholder set forth on Schedule II hereto. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Stockholders shall be reduced pro rata, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option
Closing Date"). If the date

                                       14

of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of
Firm Shares being purchased by such Underwriter bears to the total number of
Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.
You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the
Option Closing Date in Federal (same day) funds drawn to the order of the
Company for the Option Shares to be sold by it and to the order of "American
Stock Transfer & Trust Company, as Custodian" for the Option Shares to be sold by the Principal Stockholders against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

                  (e) If on the Closing Date or Option Closing Date, if any, any
Selling Stockholder or Principal Stockholder, respectively, fails to sell the
Firm Shares or Option Shares which such Selling Stockholder or Principal
Stockholder, respectively, has agreed to sell on such date as set forth in
Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents
Firm Shares or the Option Shares which such Selling Stockholder or Principal
Stockholder, respectively, has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

              4. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The
Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the
Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

              5. COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will (i) use its best efforts to cause the
Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the
Commission under Rule 424(b) of the Rules and Regulations a

                                       15

Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the
Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (c) The Company will advise the Representatives promptly (i)
when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission;
(iii) of any request of the Commission for amendment of the Registration
Statement or for supplement to the Prospectus or for any additional information;
and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of
the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (e) The Company will deliver to, or upon the order of, the
Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a
Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement
(including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

                                       16

                  (f) The Company will comply with the Act and the Rules and
Regulations, and the Exchange Act, and the rules and regulations of the
Commission thereunder, so as to permit the completion of the distribution of the
Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an
Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the
Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the
Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than
15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the
Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (h) Prior to the Closing Date, the Company will furnish to the
Underwriters, as soon as they have been prepared by or are available to the
Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common
Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation;
provided, that this provision will not restrict the Company from awarding options to purchase its Common Stock pursuant to employee benefit plans as described in the Prospectus, or issuing Common Stock upon exercise or conversion of securities outstanding on the date hereof and described in the Prospectus.

                  (j) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market.

                  (k) [Intentionally Omitted.]

                                       17

                  (l) The Company shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with
Rule 463 under the Act.

                  (m) The Company shall not invest, or otherwise use the
proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (n) The Company will maintain a transfer agent and, if
necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (o) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission (including the information required by Rule 430A under the Act) by 8:00 A.M., Washington,
D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b)
Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (p) Upon request of any Underwriter, the Company shall furnish or cause to be furnished to such Underwriter an electronic version of the
Company's trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, and may not be assigned or transferred, is subject to the Company's standard trademark usage guidelines and shall have a term of one year.

                  (q) The Company will furnish to the Company's shareholders as soon as practicable after the end of each fiscal year and annual report
(including a consolidated balance sheet and statements of income, shareholders'
equity and cash flow of the Company and its Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

                  (r) The Company will furnish to the Representatives promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and
8-K, or such other similar forms as may be designated by the Commission, (iii)
copies of similar documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv)
such other information as the Representatives may reasonably request regarding the Company or any of its Subsidiaries.

                                       18

                  (s) The Company shall maintain such controls and other
procedures, including, without limitation, those necessary to enable the
Company's Chief Executive Officer and Chief Financial Officer to make the certifications required by Sections 302 and 906 of the Sarbanes Oxley Act and
the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the
Company's management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

               6. COVENANTS OF THE SELLING STOCKHOLDERS.

                  Each of the Selling Stockholders and Principal Stockholders,
severally and not jointly, covenants and agrees with the several Underwriters that:

                  (a) it will not, (and will cause any spouse or immediate
family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of RBC Capital Markets and
JMP Securities LLC (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell
(including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the
Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common
Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus, except pursuant to this Agreement. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Such
Selling Stockholder or Principal Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by it except in compliance with the foregoing restrictions.

                                       19

                  (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility
Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder or
Principal Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or
W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (c) During the prospectus delivery period, such Selling
Stockholder or Principal Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of applicable law.

               7. COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company, the Selling Stockholders and the Principal Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company, the Selling Stockholders and the Principal Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary
Prospectuses, the Prospectus, the Underwriters' Selling Memorandum and the
Underwriters' Invitation Letter, if any, the Listing Application, the Blue Sky
Survey and any supplements or amendments thereto; the filing fees of the
Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National
Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company has agreed that neither the Selling
Stockholders nor the Principal Stockholders will be required to reimburse the
Company for any portion of such expenses. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and not the Selling Stockholders or the Principal Stockholders.

                  The Company, the Selling Stockholders and the Principal
Stockholders shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and
State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section
13 hereof, or by reason of any failure, refusal or inability on the part of the
Company, the Selling Stockholders or the Principal Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing

                                       20

their obligations hereunder; but the Company, the Selling Stockholders and the
Principal Stockholders shall not in any event be liable to any of the several
Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

               8. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the
Firm Shares on the Closing Date and the Option Shares, if any, on the Option
Closing Date are subject to the accuracy, as of the Closing Date and the Option
Closing Date, if any, of the representations and warranties of the Company, the
Principal Stockholders and the Selling Stockholders contained herein, and to the performance by the Company, the Principal Stockholders and the Selling
Stockholders of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective
amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the
Registration Statement or otherwise) shall have been disclosed to the
Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, the Principal
Stockholders or the Selling Stockholders, shall be contemplated by the
Commission and no injunction, restraining order, or order of any nature by a
Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing
Date and the Option Closing Date, if any, the opinions of Mintz, Levin, Cohn,
Glovsky & Popeo LLP, counsel for the Principal Stockholders and the Company, and its subsidiaries (the "Subsidiaries") (such opinion solely with respect to the items below applicable to the Subsidiaries, each dated the Closing Date or the
Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Wilson Sonsini Goodrich & Rosati, P.C., counsel for the
Underwriters) to the effect that:

                           (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the
Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the
Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification if the failure to qualify would have a Material Adverse Effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and, assuming payment in accordance with the minutes authorizing such issuance, are fully paid and non-assessable and are owned by the

                                       21

Company or any of any of the Subsidiaries; and the outstanding shares of capital stock of each of the Subsidiaries is owned, to the best of the knowledge of such counsel, free and clear of all liens, encumbrances and equities and claims, and to the best of the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                           (ii) The Company has authorized and, to the best of
the knowledge of such counsel, outstanding, capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the
Company's Common Stock have been duly authorized; the outstanding shares of the
Company's Common Stock, including the Shares to be sold by the Selling
Stockholders, have been duly authorized and validly issued and, assuming payment in accordance with the minutes authorizing such issuance, are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common
Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this
Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

                           (iii) Except as described in or contemplated by the
Prospectus, to the best of the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the
Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                           (iv) The Registration Statement has become effective
under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (v) The Registration Statement, the Prospectus and
each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                                       22

                           (vi) The statements under the captions "Related Party
Transactions," "Description of Capital Stock" and "Shares Eligible for Future
Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                           (vii) Such counsel does not know of any contracts or
documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (viii) Such counsel knows of no material legal or
governmental proceedings pending or threatened against the Company or any of the
Subsidiaries except as set forth in the Prospectus.

                           (ix) The execution and delivery of this Agreement and
the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge, or encumbrance on any properties or assets of the Company or any of the Subsidiaries under or pursuant to, any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, nor will such action violate or conflict with the provisions of the Charter or By-Laws of the Company or any state or federal statute or any order, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by this
Agreement, or any decree known to us of any court or any governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their respective properties or assets. To the best of the knowledge of such counsel, the Company is not (i) in material violation of its Charter or By-Laws or (ii)
in breach of any material obligation or agreement that is described or referred to in, or filed as part of, the Registration Statement or Prospectus.

                           (x) The Company has all requisite corporate power and
authority to enter into this Agreement, to issue the Shares and to perform its obligations hereunder. All necessary board of directors and stockholder action has been duly and validly taken by the Company and its stockholders to authorize the execution, delivery and performance of this Agreement and the issuance of the Shares. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by equitable principles of general applicability.

                           (xi) No approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in

                                       23

connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                           (xii) The Company is not, and will not become, as a
result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                           (xiii) This Agreement has been duly authorized,
executed and delivered on behalf of the Principal Stockholders.

                           (xiv) The execution, delivery and performance of this
Agreement by each Principal Stockholder, compliance by such Principal
Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not contravene or conflict with, result in a breach or violation of, or constitute a default under, the charter, by-laws, certificate of formation, partnership agreement, limited liability agreement, trust agreement or other organizational documents, as the case may be, of such
Principal Stockholder, if not a natural person, and will not violate, contravene or conflict with any provision of applicable law or regulation, statute, administrative regulation or ruling known by such counsel to be applicable to such Principal Stockholder.

                  In rendering such opinion, Mintz, Levin, Cohn, Glovsky & Popeo
LLP may rely as to matters governed by the laws of states other than New York or
Federal laws or Delaware corporate law, on local counsel in such jurisdictions, provided that in each case Mintz, Levin, Cohn, Glovsky & Popeo LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. If and to the extent the opinion is qualified as to knowledge, such qualification shall be as to the knowledge of Mintz, Levin,
Cohn, Glovsky & Popeo, LLP as a whole, and shall not be limited to the knowledge of specific attorneys thereof. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the
Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, if any,
contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or
the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement,
Mintz, Levin, Cohn, Glovsky & Popeo LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                                       24

                  (c) The Representatives shall have received from Wilson
Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (d) The Representatives shall have received at or prior to the
Closing Date from Wilson Sonsini Goodrich & Rosati, P.C. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the
Representatives may reasonably have designated to the Company.

                  (e) You shall have received, on each of the dates hereof, the
Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Goldstein Golub Kessler, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

                  (f) The Representatives shall have received on the Closing
Date and the Option Closing Date, if any, a certificate or certificates of the
Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

                           (i) The Registration Statement has become effective
under the Act and no stop order suspending the effectiveness of the
Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           (ii) The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing
Date or the Option Closing Date, if any;

                           (iii) All filings required to have been made pursuant
to Rules 424 or 430A under the Act have been made;

                           (iv) They have carefully examined the Registration
Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration
Statement were true and correct, and such Registration

                                       25

Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

                  (g) The Company and the Selling Stockholders shall have
furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (h) The Firm Shares and Option Shares, if any, have been
approved for designation upon notice of issuance on The Nasdaq Stock Market.

                  (i) Each officer and director of the Company, and each Selling
Stockholder and Principal Stockholder has furnished to you a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common
Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement (subject to certain extensions contained therein), directly or indirectly, except with the prior written consent of RBC Capital
Markets Corporation and JMP Securities, LLC ("Lockup Agreements").

                  (j) The Representatives shall have received on the Closing
Date an opinion of O'Melveny & Myers LLP with respect to the Selling
Stockholders, dated the Closing Date, and the Representatives shall have received on the Option Closing Date, if any, an opinion of Mintz, Levin, Cohn,
Glovsky & Popeo LLP with respect to the Principal Stockholders, to the effect that:

                           (i) This Agreement has been duly executed and
delivered by the Selling Stockholders or Principal Stockholders, as the case may be;

                           (ii) The execution and delivery by the Selling
Stockholders or Principal Stockholders, as the case may be, of the Agreement, the Custody Agreement and the Powers of Attorney do not, and the Selling
Stockholders' or Principal Stockholders' performance of their obligations under the Agreement, the Custody Agreement and the Powers of Attorney, as the case may be, will not, (i) violate the Selling Stockholders' or Principal Stockholders'
organizational documents identified to us in a certificate, or (ii) breach or otherwise violate any existing obligation

                                       26

of or restriction on the Selling Stockholders Principal Stockholders under any order, judgment or decree of any federal court or governmental authority binding on the Selling Stockholders or Principal Stockholders as identified in the certificate;

                           (iii) The Custody Agreement and Power of Attorney
have been duly executed and delivered by the Selling Stockholders or Principal
Stockholders, as the case may be;

                           (iv) Upon delivery to the Underwriters of the
certificates evidencing the Firm Shares (with respect to the Selling
Stockholders) or Option Shares (with respect to the Principal Stockholders)
endorsed to the Underwriters or in blank and payment therefore by the
Underwriters in accordance with the Underwriting Agreement, assuming the
Underwriters are acquiring the Shares without notice of any adverse claim and the endorsement is effective, the Underwriters will acquire the Firm Shares
(with respect to the Selling Stockholders) or Option Shares (with respect to the
Principal Stockholders) free and clear of any adverse claim as defined in
Division 8 of the UCC.

                  In rendering the opinion in Section (j) above, such counsel may rely upon a certificate of the Selling Stockholder or Principal Stockholder,
as the case may be, in respect of matters of fact; provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate.

                  The opinions and certificates mentioned in this Agreement
shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Wilson
Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

                  In such event, the Company, the Principal Stockholders and the
Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

               9. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY, THE PRINCIPAL
STOCKHOLDERS AND THE SELLING STOCKHOLDERS.

                  The obligations of the Company, the Principal Stockholders and the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, as
applicable, no stop order suspending the effectiveness of the Registration
Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

                                       27

              10. INDEMNIFICATION.

                  (a) The Company agrees:

                           (i) to indemnify and hold harmless each Underwriter
and each person, if any, who controls any Underwriter within the meaning of the
Act, against any losses, claims, damages or liabilities to which such
Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the
Registration Statement, any Preliminary Prospectus, the Prospectus or any
amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading any act or failure to act, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above
(provided, however, that the Company shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct);
provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the
Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the
Representatives specifically for use in the preparation thereof.

                           (ii) to reimburse each Underwriter and each such
controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the
Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, the Principal
Stockholders (in their capacity as sellers of Option Shares hereunder) and each person, if any, who controls the Company, the Selling Stockholders or the
Principal Stockholders (in their capacity as sellers of Option Shares hereunder)
within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling
Stockholder, Principal Stockholder (in its capacity as a seller of Option Shares hereunder) or controlling person may become subject under the Act or otherwise, insofar as

                                       28

such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder,
Principal Stockholder (in its capacity as a seller of Option Shares hereunder)
or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary
Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

                  (c) The Selling Stockholders and the Principal Stockholders
(in their capacity as sellers of Option Shares hereunder), severally and not jointly, agree to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 10(a)(i) and (ii) above, but in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the
Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Selling Stockholder or the Principal Stockholder (in its capacity as a seller of Option Shares hereunder) against whom indemnification is sought specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling
Stockholder or Principal Stockholder (in its capacity as a seller of Option
Shares hereunder) for indemnification under this Section 10(a) exceed the net proceeds actually received by such Selling Stockholder or Principal Stockholder
(in its capacity as a seller of Option Shares hereunder) from the Underwriters in the offering. THIS INDEMNITY OBLIGATION WILL BE IN ADDITION TO ANY LIABILITY
THAT THE COMPANY OR ANY PRINCIPAL STOCKHOLDER MAY HAVE TO THE INDEMNIFIED
PARTIES (WHETHER PURSUANT TO, OR RESULTING FROM BREACHES OF, THIS AGREEMENT OR
OTHERWISE), AND THE FOREGOING LIMITATIONS, AS THEY RELATE TO THE PRINCIPAL
STOCKHOLDERS, SHALL ONLY APPLY TO THE INDEMNIFICATION ARISING PURSUANT TO THIS
SUBSECTION, AND SHALL NOT AFFECT THE PRINCIPAL STOCKHOLDERS' LIABILITY ARISING
OTHER THAN PURSUANT TO THIS SUBSECTION. The foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Firm Shares, or any person controlling such Underwriter or affiliate of such Underwriter, if a copy of the
Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the

                                       29

written confirmation of the sale of the Firm Shares to such person, and if the
Prospectus (as so amended and supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. For all purposes of this
Agreement, the information (name, number of shares and the related footnotes to the table insofar as such information relates to the Selling Stockholder)
contained in the Prospectus under the caption "Selling Stockholder" is the only information furnished in writing by a Selling Stockholder for use in the
Registration Statement, any Preliminary Prospectus, the Prospectus, or any
amendments or supplements thereto.

                  (d) In case any proceeding (including any governmental
investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of the provisions of Section 10(a) or (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding
(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

                           It is understood that the indemnifying party shall
not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a), by the Company and a majority in interest of the Selling Stockholders in the case of parties indemnified pursuant to Section 10(b) and by you in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such

                                       30

claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (e) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under
Section 10(a) or (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the
Principal Stockholders and the Selling Stockholders on the one hand and the
Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the
Company, the Principal Stockholders and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Principal
Stockholders and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Principal Stockholders and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company, the Principal Stockholders or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. THE OBLIGATIONS OF THE SELLING STOCKHOLDERS TO CONTRIBUTE PURSUANT TO
THIS SECTION 10 ARE SEVERAL AND NOT JOINT AND SHALL BE IN PROPORTION TO THE
RESPECTIVE NUMBER OF FIRM SHARES SOLD BY SUCH SELLING STOCKHOLDER UNDER THIS
AGREEMENT.

                      The Company, the Principal Stockholders, the Selling
Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in

                                       31

excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds actually received by such
Selling Stockholder from the Underwriters in the offering. The Underwriters'
obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

                      Subject to the limitations set forth in Section 10(h), it
is agreed and understood that the Principal Stockholders and the Company shall be jointly and severally liable under this Section 10(e).

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company, the Selling Stockholders and the
Principal Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling
Stockholder or any person controlling any Selling Stockholder, or the Company, its directors or officers or any persons controlling the Company, (ii)
acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the
Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

                  (h) It is agreed and understood that any indemnification or other claim for any losses, claims, damages, liabilities or expenses for which the Company and the Principal Stockholders are or may be liable under this
Agreement shall first be sought against the Company, and the Principal
Stockholders shall only be liable for such claim if either (a) the Company states in writing that it cannot satisfy such indemnification or other claim, or
(b) the Company does not satisfy such claim after the exercise of reasonable efforts by the indemnified parties to recover such claim for at least 45 days.

                                       32

              11. DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, if any, any
Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, a Principal Stockholder or a Selling Stockholder), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company, the
Principal Stockholders and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option
Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm
Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the
Firm Shares or Option Shares, as the case may be, covered hereby, the other
Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option
Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders (on the Closing Date) or the
Company and the Principal Stockholders (on the Option Closing Date) or you as
the Representatives of the Underwriters will have the right to terminate this
Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders or of the Principal Stockholders
except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

              12. NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

         if to the Underwriters, to      RBC Capital Markets Corporation
                                         c/o RBC Capital Markets
                                         One Liberty Plaza, 165 Broadway
                                         New York, NY  10006-1404
                                         Attention:  Joe Morea
                                                     Syndicate Director
                                         Fax: (212) 428-6260

                                       33

         if to the Company, the Principal Stockholders or
         the Selling Stockholders, to       Majesco Holdings, Inc.

                                            ___________________________

                                            ___________________________
                                            Attention:_________________
                                            Fax: (___) _________

         13.      TERMINATION.

                  (a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of
Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, as long as RBC
Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets
Corporation (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, as long as
RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets
Corporation (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the
Company, (v) declaration of a banking moratorium by United States or New York
State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any
"nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the
Company's common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b) as provided in Sections 8 and 11 of this Agreement.

                                       34

             14.  SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Company, the Principal Stockholders, the Selling Stockholders and
Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

             15.  INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Stockholders, the Principal
Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained under the last paragraph under the heading "Commissions and Discounts," "Discretionary Accounts," and "Short Sales, Stabilizing
Transactions and Penalty Bids" under the caption "Underwriting" in the
Prospectus.

             16.  MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any
Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  As to any Shares sold by a Selling Stockholder that may be deemed to be an affiliate of an Underwriter, the purchasers of such Shares shall be deemed to be the Underwriters other than such potentially affiliated
Underwriter and appropriate adjustments shall be made to the Shares purchased from other Selling Stockholders such that the aggregate number of shares each
Underwriter purchases is consistent with the amount set forth in the
Registration Statement and Prospectus.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in
accordance with, the laws of the State of New York.

                  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

                                       35

                  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                     [remainder of page intentionally blank]

                                       36

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling
Stockholders and the several Underwriters in accordance with its terms.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                            Very truly yours,

                                            MAJESCO HOLDINGS, INC.

                                            By
                                               ---------------------------------
                                               Carl Yankowski
                                               Chief Executive Officer

                                            SELLING STOCKHOLDERS

                                            By
                                               ---------------------------------
                                               Attorney-in-Fact

                                            PRINCIPAL STOCKHOLDER

                                            By
                                               ---------------------------------

                                            PRINCIPAL STOCKHOLDER

                                            By
                                               ---------------------------------

                                            PRINCIPAL STOCKHOLDER

                                            By
                                                --------------------------------

                                       37

                                            PRINCIPAL STOCKHOLDER

                                            By
                                               ---------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
JMP SECURITIES LLC
HARRIS NESBITT CORP.
WEDBUSH MORGAN SECURITIES INC.

As the Representatives of the several
Underwriters listed on Schedule I

By:  RBC Capital Markets Corporation

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------

                                       38

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                 Number of Firm Shares
         Underwriter                                 to be Purchased
         -----------                                 ---------------

RBC Capital Markets Corporation
JMP Securities LLC
Harris Nesbitt Corp.
Wedbush Morgan Securities Inc.

[others]

                                                     ----------

                  TOTAL                              6,000,000

                                   SCHEDULE II

                        SCHEDULE OF SELLING STOCKHOLDERS

                                                Number of Firm Shares
         Selling Stockholders                          to be Sold
         --------------------                          ----------

[Selling Stockholders]

                                                Number of Option Shares
         Principal Stockholders                        to be Sold
         ----------------------                        --------------
Jesse Sutton                                            110,000
Joseph Sutton                                           110,000
Adam Sutton                                             110,000
Sarah Sutton                                             30,000

                                                       ----------

                  TOTAL                                ----------

                                  SCHEDULE III

                        LIST OF ALL ISSUED PATENTS OWNED
    IN WHOLE OR IN PART BY MAJESCO HOLDINGS, INC. OR ANY OF ITS SUBSIDIARIES